SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WATKINS JOHNSON CO.

          GEMINI CAPITAL MANAGEMENT LTD
                                 1/31/00              400-           41.1250
          GAMCO INVESTORS, INC.
                                 1/31/00          230,000-           41.1250
                                 1/31/00           47,700-           41.1250
                                 1/21/00              500-           40.7500
          GABELLI ASSOCIATES LTD
                                 1/31/00           38,000-           41.1250
          GABELLI ASSOCIATES FUND
                                 1/31/00           80,200-           41.1250
          GABELLI FUNDS, LLC.
               THE GABELLI MATHERS FUND

                                 1/31/00           50,000-           41.1250
               THE GABELLI VALUE FUND,INC.
                                 1/31/00          145,000-           41.1250
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/31/00           70,000-           41.1250
                                 1/18/00            6,000            40.6750



          (1) THE TRANSACTIONS ON 1/31/00 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO
  SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON
    THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.